Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(329,725)
Unrealized Gain (Loss) on Market Value of Futures	(885,396)
Dividend Income	236
Interest Income	375
ETF Transaction Fees	350
Total Income (Loss)	$(1,214,160)

Expenses
General Partner Management Fees	$8,413
Professional Fees	9,194
Brokerage Commissions	332
Non-interested Directors' Fees and Expenses	88
Prepaid Insurance Expense	136
NYMEX License Fee	168
Total Expenses	18,331
Expense Waiver	(8,236)
Net Expenses	$10,095
Net Income (Loss)	$(1,224,255)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/15	$13,537,869
Additions (50,000 Shares)	513,054
Net Income (Loss)	(1,224,255)

Net Asset Value End of Month	$12,826,668
Net Asset Value Per Share (1,250,000 Shares)	$10.26

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612